                                                                   EXHIBIT 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference of our report, dated March 10, 1995, relating to the consolidated financial statements of Fresno Wireless Cable Television, Inc. and its subsidiary, Fresno MMDS Associates (d/b/a Choice TV of Fresno), in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-07459) for American Telecasting, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                        /s/ McGLADREY & PULLEN, LLP
                                            ----------------------------------
                                            McGLADREY & PULLEN, LLP



Elkhart, Indiana
July 30, 1996